UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2015

Business Development Corporation of America

(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

814-00821	27-2614444
(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (212) 415-6500

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2015, Business Development Corporation of America (the “Company”), through a wholly-owned, special-purpose, bankruptcy-remote subsidiary, BDCA Helvetica Funding, Ltd. (the “Subsidiary”), amended its debt financing arrangement with UBS AG, London Branch (“UBS”), to increase the amount of debt available under the facility from $150,000,000 to $210,000,000 to the Company to fund investments in new securities and for other general corporate purposes (the “Facility”). Pricing under the Facility is based on three-month LIBOR plus a spread of 3.90% per annum for the relevant period.

In connection with the increase in the amount available under the Facility, loans in the Company’s portfolio having an aggregate market value of up to $85,077,630 will be sold by it to the Subsidiary (the “Additional Loans”), pursuant to a Supplemental Conveyance No. 1 dated as of July 10, 2015 (the “Supplemental Conveyance”), between the Company and the Subsidiary, given pursuant to the Master Loan Purchase Agreement, dated as of April 7, 2015, between the Company and the Subsidiary. The purchase price for the Additional Loans will consist of one or a combination of the following: (i) cash, (ii) an increase in the equity value in the Subsidiary and/or (iii) other consideration. All of the equity in the Subsidiary is owned by the Company.

The Additional Loans, together with loans originated by the Subsidiary as lender, will secure the obligations of the Subsidiary under Class A Notes (the “Additional Class A Notes”) issued pursuant to an Indenture between the Subsidiary and U.S. Bank National Association, as trustee (“U.S. Bank”), dated as of April 7, 2015, as amended and restated as of July 10, 2015 (the “Amended and Restated Indenture”). Principal on the Additional Class A Notes will be due and payable on the stated maturity date of April 7, 2018. The Additional Class A Notes will be issued in the amount of up to $120,000,000 and will be purchased by the Company under a Subscription Agreement between the Company and the Subsidiary dated as of June 10, 2015 (the “Subscription Agreement”).

In connection with the increase in the amount available under the Facility, the Company, in turn, has entered into certain amendments to the repurchase transaction with UBS, pursuant to the terms of an TBMA/ISMA Global Master Repurchase Agreement (2000 version), dated as of March 31, 2015, between Seller and Buyer, together with the Annex(es) thereto (the “Repurchase Agreement”).

The foregoing descriptions of the Supplemental Conveyance, the Amended and Restated Indenture, the Subscription Agreement, the Additional Class A Notes and the Repurchase Agreement, as set forth in this Item 1.01, are summaries only and are each qualified in their entirety by reference to the text of the agreements which are filed as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Amounts outstanding under the Facility will be considered borrowings of the Company for purposes of complying with the asset coverage requirements under the 1940 Act applicable to business development companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Supplemental Conveyance No. 1 dated as of July 10, 2015 between BDCA Helvetica Funding, Ltd. and Business Development Corporation of America.

10.2	First Supplemental Indenture, dated as of July 10, 2015, by and between BDCA Helvetica Funding, Ltd. and U.S. Bank National Association as trustee.

10.3	Subscription Agreement dated as of July 10, 2015, between BDCA Helvetica Funding, Ltd., Business Development Corporation of America.

10.4	Confirmation in respect of Repurchase Transaction, dated as of April 7, 2015 (amended and restated as of July 10, 2015) by and between UBS AG, London Branch (Buyer) and Business Development Corporation of America (Seller), relating to the TBMA/ISMA 2000 Global Master Repurchase Agreement (2000 version), together with the related Annexes thereto, each dated as of March 31, 2015, between Buyer and Seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Development Corporation of America

Date: July 15, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Supplemental Conveyance No. 1 dated as of July 10, 2015 between BDCA Helvetica Funding, Ltd. and Business Development Corporation of America.

10.2	First Supplemental Indenture, dated as of July 10, 2015, by and between BDCA Helvetica Funding, Ltd. and U.S. Bank National Association as trustee.

10.3	Subscription Agreement dated as of July 10, 2015, between BDCA Helvetica Funding, Ltd., Business Development Corporation of America.

10.4	Confirmation in respect of Repurchase Transaction, dated as of April 7, 2015 (amended and restated as of July 10, 2015) by and between UBS AG, London Branch (Buyer) and Business Development Corporation of America (Seller), relating to the TBMA/ISMA 2000 Global Master Repurchase Agreement (2000 version), together with the related Annexes thereto, each dated as of March 31, 2015, between Buyer and Seller.